EXHIBIT 99.B5

                               APPLICATION FORM


                         VARIABLE ANNUITY APPLICATION

GREAT AMERICAN RESERVE INSURANCE COMPANY
Administrative Office: 11815 N. Pennsylvania Street
                       P.O. Box 1911, Carmel, IN 46032-4911

[ ] For Group Applicants ONLY:
    Application is hereby made to the GARCO Group Benefits Insurance Trust.

1.  ANNUITANT (OWNER IF NO OTHER SPECIFIED IN SECTION 3)

Name ____________________________________________  DOB ____/____/____  Age____
       first          mi             last

Street Address __________________________________  Sex _____ Marital Status___

City __________________ State _______ Zip _______  SS# _____-_____-_____

Home Phone # (___) ___________________   Work Phone # (___) __________________

2.  EMPLOYMENT GROUP INFORMATION (REQUIRED ONLY FOR GROUP APPLICANTS)

Specify the nature of the industry in which you are (or were at retirement) employed:

    [ ] A. Education, Government Employees, Service Industry
    [ ] B. Wholesale Trade Industry
    [ ] C. Retail Trade Industry
    [ ] D. Agriculture
    [ ] E. Finance, Insurance, Real Estate Industry
    [ ] F. Transportation, Communication, Public Utilities
    [ ] G. Manufacturing, Contract Construction Industry

3. CONTRACT/CERTIFICATE OWNER(S) (COMPLETE IF DIFFERENT FROM ANNUITANT IN SEC. 1 - MUST BE THE SAME FOR 403(B), IRA, IRA/SEP. USE SECTION 8 FOR ADDITIONAL SPACE. ANY JOINT OWNER MUST BE THE SPOUSE OF THE OTHER OWNER. WE MUST HAVE THE SOCIAL SECURITY NUMBER AND ALL OTHER INFORMATION FOR EACH OWNER.)

Name(s) _________________________________________  DOB ____/____/____  Age____
       first        mi               last

Street Address __________________________________  Sex _____ Marital Status___

City __________________ State _______ Zip _______  SS# _____-_____-_____

Home Phone # (___) ___________________   Work Phone # (___) __________________

4. BENEFICIARY (UPON DEATH OF A JOINT OWNER, THE SURVIVING JOINT OWNER WILL BE TREATED AS THE PRIMARY BENEFICIARY)

Primary _____________________________________    Relationship_________________

Contingent __________________________________    Relationship_________________

5.  TYPE OF PLAN (PLEASE CHECK APPROPRIATE BOX(ES) IN SECTION (A) OR (B))

a. [ ] Nonqualified

b. [ ] Qualified    [ ] 403(b)   [ ] IRA/SEP   [ ] ORP   [ ] 457    [ ] _____

6.  PRODUCT SELECTION

[ ] Monument  [ ] Achievement  [ ] Educator  [ ] Maxiflex  [ ] Group Maxiflex

7.  PORTFOLIO SELECTION

Portfolio selections are made on the attached "Variable Annuity Application Supplement For Portfolio Selection" dated: ______________________

8. SPECIAL REQUESTS (INCLUDE ADDITIONAL INFORMATION FOR ANY ANSWERS TO APPLICATION QUESTIONS)



9.  TELEPHONE TRANSFER

I hereby authorize and direct Great American Reserve Insurance Company (GARCO) to act on telephone instructions, when proper identification is furnished, to exchange units from any fixed, Market Value Adjustment (MVA) or sub-account to any other fixed, MVA or other sub-account and/or to change the allocation of future deposits. The undersigned agrees that GARCO is not liable for any loss arising from any exchange or change in allocation of future deposits by acting in accordance with these telephone instructions. GARCO will employ reasonable procedures to confirm that telephone instructions are genuine. If it does not, it may be liable for any losses due to unauthorized or fraudulent transfers. Please refer to the Prospectus for restrictions regarding the MVA accounts.

                                           Initials of contract owner:________

10. INVESTMENT AMOUNT, REPLACEMENT INFORMATION

a.  Initial Investment: $____________________

b.  Periodic Investment: ____________________ beginning ____/____/____

c.  Will the proposed contract replace any existing annuity or insurance
    contract?    [ ] Yes   [ ] No

    If Yes, list company name, plan and year of issue ________________________

    __________________________________________________________________________

d.  Is this a transfer or rollover? [ ] No [ ] Yes - Check one: [ ] 90-24
                                    [ ] 102-318 (ADDITIONAL FORMS REQUIRED)

11. BILLING INFORMATION (NOT APPLICABLE TO IRA OR IRA/SEP CONTRACTS)

a.  Bill to the: [ ] Annuitant  [ ] Owner [ ] See Section 8 or Section 11b.

b.  Billing Address: _________________________________________________________

                     _________________________________________________________

c.  Billing Frequency: [ ] Annual [ ] Quarterly [ ] Monthly [ ] Semi-Mon
                       [ ] _______________________

d.  Non-Paying Months (X):   [J] [F] [M] [A] [M] [J] [J] [A] [S] [O] [N] [D]

==============================================================================

All statements made in this application (including the reverse side) are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown on the front and back. We further agree that this application shall be a part of the annuity contract, and verify our understanding that all payments and values provided by the contract, when based on investment experience of the variable account, are variable and not guaranteed as to dollar amount. We acknowledge receipt of current prospectuses. The variable annuity applied for is not unsuitable for my investment objective, financial situation and needs. Under penalty of perjury, the contract owner(s) certifies that the Social Security (or Taxpayer Identification) number is correct as it appears in this application.


Signed at _______________________ this _____ day of _______________, 19__



___________________________________   X_______________________________________
 Signature of Joint Owner/Applicant            Signature of Annuitant
    (if other than Annuitant)          Amounts payable under the contract may
                                       be subject to a market value adjustment
                                       if withdrawals or transfers are made
___________________________________    prior to a date specified in the
 Signature of Owner/Applicant          contract.
   (if other than Annuitant)

AGENT'S REPORT

Will the proposed contract replace any existing annuity or insurance contract?

[ ] No  [ ] Yes - replacement requirements must be completed. Agent's initials certifying any replacement requirement has been met: ____________

REGISTERED REPRESENTATIVE CERTIFICATION

I certify that I have asked all the questions in the application and correctly recorded the proposed Annuitant's answers. To the best of my knowledge I have presented to the Company all the pertinent facts, and I know nothing unfavorable about the proposed Annuitant that is not stated in the application.

I further certify that I am properly licensed to sell variable annuities in the state in which the proposed Annuitant resides and that no sales material other than that furnished by the Home Office was used.


Signed at _______________________ this _____ day of _______________, 19__

                       (Where applicable)
____________________ [ ] Trail [ ] No Trail __________________________________
   Agent Number                                 Registered Representative


                        VARIABLE ANNUITY APPLICATION
                     SUPPLEMENT FOR INVESTMENT SELECTION

GREAT AMERICAN RESERVE INSURANCE COMPANY
Administrative Office: 11815 N. Pennsylvania Street
                       P.O. Box 1911, Carmel, IN 46032-4911

[ ] For Group Applicants ONLY:
    Application is hereby made to the GARCO Group Benefits Insurance Trust.

1. CONTRACT/CERTIFICATE OWNER(S) (SAME AS THE APPLICATION TO WHICH THIS SUPPLEMENT IS ATTACHED)

Name(s) __________________________________________________ Age(s) ____________
           first            mi               last

2. PRODUCT SELECTION (SAME AS THE APPLICATION TO WHICH THIS SUPPLEMENT IS ATTACHED)

[X] MONUMENT
    This Supplement is a part of the application attached and dated: __/__/__

3.  INVESTMENT SELECTION

Limit of 15 funds per payment type. Use whole percentages. The percentages for all portfolios must equal 100%.






CONSECO CAPITAL MGMT      FRED ALGER MGMT             VAN ECK ASSOCIATES       FEDERATED ADVISERS
[ ] % Asset Allocation    [ ] % Growth                 [ ] % Worldwide         [ ] % International Stock
[ ] % Common Stock        [ ] % Leveraged AllCap          Emerging Markets
[ ] % Corp. Bond          [ ] % MidCap Growth          [ ] % Gold/Natural Res.      MARKET VALUE
[ ] % Gov't Securities    [ ] % Small Cap              [ ] % Worldwide Hard         ADJUSTMENT ACCOUNTS
[ ] % Money Market                                          Assets

EVERGREEN ASSET           WEISS, PECK & GREER                                  Indicate percentage and
MANAGEMENT                [ ] % Core Large-Cap Stock  OFFITBANK                period for each selected.
[ ] % VA Foundation       [ ] % Core Small-Cap Stock  [ ] % Investment Grade
[ ] % VA Growth & Income                                     Global Debt       Time periods up to 10
[ ] % Evergreen VA        LORD, ABBETT & CO.          [ ] % Total Return       years will vary in
                          [ ] % Growth & Income                                availability.
                                                      INVESCO FUND GROUP             [ ] % _______ Years
                                                      [ ] % High Yield               [ ] % _______ Years
                                                      [ ] % Industrial Income        [ ] % _______ Years
                                                                                     [ ] % _______ Years
                                                                                     [ ] % _______ Years



=============================================================================
All statements made in this application supplemental form are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown on this supplemental form. We further agree that this supplement shall be a part of the annuity contract, and verify our understanding that all payments and values provided by the contract, when based on investment experience of the variable account, are variable and not guaranteed as to dollar amount. We acknowledge receipt of current prospectuses. The variable annuity applied for is not unsuitable for my investment objective, financial situation and needs. Under penalty of perjury, the contract owner(s) certifies that the Social Security (or Taxpayer Identification) number is correct as it appears in the application to which this supplemental form is attached.


Signed at _______________________ this _____ day of _______________, 19__

X__________________________________     X____________________________________
      Signature of Joint Owner                Signature of Owner/Applicant
                                                (if other than Annuitant)

RESTRICTIONS ON DISTRIBUTIONS ACKNOWLEDGMENT (403(B) ONLY)

Section 403(b) of the Internal Revenue Code of 1986 provides that distributions (including surrenders, partial surrenders and contract proceeds) under an annuity policy attributable to contributions made pursuant to a salary reduction agreement shall not begin prior to the time the employee:

     (a) attains age 59 1/2, separates from the service of his or her employer, dies or becomes disabled or

     (b) suffers a financial hardship as defined in the then current Internal Revenue Service regulations, with distribution limited to actual salary deferral contributions without earnings thereon.

This Section applies only to distributions attributable to amounts accrued under any such policy after December 31, 1988.

I understand (1) the above restrictions on distributions imposed by Section 403(b) of the Internal Revenue Code of 1986 and (2) the other investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.


_________________________           X_________________________________________
       Date                                 Signature of Owner/Annuitant